JNLNY VARIABLE FUND I LLC
                       225 WEST WACKER DRIVE, SUITE 1200
                            CHICAGO, ILLINOIS 60606



June 28, 2004

Securities and Exchange Commission
450 fifth Street, NW
Judiciary Plaza
Washington, DC 20549

Re:   JNLNY Variable Fund I LLC
      File Nos:  333-79415
                 811-09357

Dear Sir/Madam:

We are transmitting herewith for filing through EDGAR Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933 and
Amendment No. 8 under the Investment Company Act of 1940 for the above-referenced Registrant. This filing is being made pursuant to Rule 485(a).

This  Amendment  is being filed to reflect the  addition  of four funds:

        JNL/Mellon Capital Management Nasdaq(R) 15 Fund
        JNL/Mellon Capital Management Value Line(R) 25 Fund
        JNL/Mellon Capital Management VIP Fund
        JNL/Mellon Capital Management JNL 5 Fund

If you have any questions, please contact me at 517-367-4336.

Very truly yours,

/s/ Susan S. Rhee

Susan S. Rhee

encs.